Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Third Quarter and Year-to-Date 2011,
Reaffirms 2011 Earnings Guidance, Announces Preliminary 2012 Guidance

Cayce, S.C., Oct. 26, 2011...SCANA Corporation (NYSE: SCG) today announced basic earnings for the third quarter of 2011 of $105 million, or 81 cents per share, compared to $101 million, or 80 cents per share, for the third quarter of 2010. The increase in earnings for the third quarter of 2011 was primarily attributable to improved margin from electric base rate increases which were partially offset by higher interest expense and share dilution.

“We are pleased that our basic earnings per share for the third quarter of 2011 were higher than last year and in line with our expectations,” said Jimmy Addison, senior vice president and chief financial officer. “In a challenging economy we continue to demonstrate growth in our customer base and discipline in our cost control.”

For the nine months ended September 30, 2011, SCANA reported basic earnings of $289 million, or $2.25 per share, compared to $281 million, or $2.25 per share, for the same period in 2010.  Increases in electric margin from base rate increases and lower operations and maintenance expenses were partially offset by lower gas margins, increases in interest, depreciation, and property tax expenses, and share dilution.

“We are pleased with the level of industrial announcements throughout our service territory this year,” said Addison. “During 2011, we have seen numerous companies announce plans to locate or expand their businesses in South Carolina.  These announcements translate into a projected investment of more than $2 billion, with the potential for over 5,500 new jobs in the areas we serve.  This represents the best year for industrial announcements since before the recession.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the third quarter of 2011 of $120 million, or 92 cents per share, compared to $111 million, or 87 cents per share, in the same quarter last year. Increases in electric margin from base rate increases were partially offset by increases in interest and depreciation expense and share dilution.  At September 30, 2011, SCE&G was serving approximately 665,000 electric customers and approximately 313,000 natural gas customers, up 0.8 and 1.3 percent, respectively, over the same date in 2010.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $5 million, or 3 cents per share, in the current quarter, compared to a loss of $5 million, or 4 cents per share in 2010.  Increased margin from customer growth was offset by higher property taxes.  At September 30, 2011, PSNC Energy was serving approximately 476,000 natural gas customers, an increase of 1.7 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $4 million, or 3 cents per share, in the third quarter of 2011, compared to a loss of $3 million, or 2 cents per share, in the same quarter last year.  The difference is driven primarily by lower margins which were partially offset by decreased operating expenses.  At September 30, 2011, SCANA Energy was serving approximately 450,000 customers, maintaining its position as the state’s second largest natural gas marketer.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the third quarter of 2011 of $6 million, or 5 cents per share, compared to a loss of $2 million or 1 cent per share in 2010.  The results for 2011 reflect higher income taxes at the holding company from levelizing the effective tax rate due to the cyclical nature of our business as required by accounting standards.

EARNINGS OUTLOOK

The Company affirms its previous guidance that 2011 earnings will be in the range of $2.95 to $3.10, with an internal target of $3.02 per share.  For 2012, the Company’s preliminary estimate is that earnings will be in the range of $3.05 to $3.25, with an internal target of $3.17 per share.

These estimates assume the extension of the 2010 equity forward to late 2012 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets.  Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 1:30 p.m. ET on Wednesday, October 26, 2011. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 9, 2011. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10005192.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the company’s website at www.scana.com.  Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Investor Relations section of the website approximately 2 hours after conclusion of the call through November 9, 2011.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 665,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, and environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA, and together with its subsidiaries, the Company); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation and transmission; (12) maintaining creditworthy joint venture partners for SCE&G’s new nuclear generation project; (13) the ability of suppliers, both domestic and international, to timely provide the components, parts, tools, equipment and other supplies needed for our construction program, operations and maintenance; (14) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (15) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (16) labor disputes; (17) performance of SCANA’s pension plan assets; (18) changes in taxes; (19) inflation or deflation; (20) compliance with regulations; and (21) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission.  The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Revenues:
Electric(1)	$728	$705	$1,903	$1,820
Gas-Regulated	115	120	613	687
Gas-Nonregulated	249	263	858	948
Total Operating Revenues	1,092	1,088	3,374	3,455

Operating Expenses:
Fuel Used in Electric Generation	277	280	739	736
Purchased Power	6	7	16	12
Gas Purchased for Resale	291	307	1,101	1,243
Other Operation and Maintenance	166	164	501	503
Depreciation and Amortization	87	85	259	251
Other Taxes	50	49	153	147
Total Operating Expenses	877	892	2,769	2,892

Operating Income	215	196	605	563

Other Income (Expense)
Other Income	12	14	36	40
Other Expense	(10)	(10)	(29)	(29)
Interest Charges, Net	(73)	(67)	(212)	(198)
Allowance for Equity Funds Used During Construction	5	6	13	17
Total Other Expense	(66)	(57)	(192)	(170)

Income Before Income Tax Expense	149	139	413	393
Income Tax Expense(1)	44	38	124	112

Income Available to Common Shareholders of SCANA Corporation	105	101	289	281

Basic Earnings Per Share of Common Stock(2)	$.81	$.80	$2.25	$2.25
Diluted Earnings Per Share of Common Stock	$.81	$.79	$2.23	$2.24
Weighted Average Shares Outstanding (Millions):
Basic	129.1	126.6	128.5	125.2
Diluted(2)	130.3	127.5	129.8	125.6
Dividends Declared Per Share of Common Stock	$.485	$.475	$1.455	$1.425

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina (SCPSC) in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits (EIZ credits) in the amount of $17 million, or 9 cents per share, thereby lowering income tax expense, and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).  Similarly, in July of 2010, pursuant to a retail electric base rate increase authorized by the SCPSC, the Company began the accelerated amortization of additional previously deferred EIZ credits over two years, thereby lowering income tax expense and electric revenue in the amount of $6 million, or 3 cents per share and $7 million, or 3 cents per share in the third quarter of 2010 and 2011, respectively, and $6 million, or 3 cents per share and  $19 million, or 9 cents per share for the nine months ended September 30, 2010 and 2011, respectively.

Note (2): In May 2010, SCANA entered into an equity forward sales agreement.  During periods when the average market price of SCANA’s common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock using the treasury stock method.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	September 30, 2011	December 31, 2010
ASSETS:
Utility Plant, Net	$9,921	$9,662
Nonutility Property and Investments, Net	472	453
Total Current Assets	1,421	1,631
Total Regulatory Assets and Deferred Debits	1,354	1,222
Total	$13,168	$12,968
CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,838	$3,702
Long-Term Debt, Net	4,376	4,152
Total Capitalization	8,214	7,854
Current Liabilities:
Short-Term Borrowings	581	420
Current Portion of Long-Term Debt	285	337
Other	818	1,110
Total Current Liabilities	1,684	1,867
Total Regulatory Liabilities and Deferred Credits	3,270	3,247
Total	$13,168	$12,968

Earnings per Share by Company:

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
SC Electric & Gas	$.92	$.87	$1.95	$1.89
PSNC Energy	(.03)	(.04)	.21	.20
SCANA Energy-Georgia	(.03)	(.02)	.11	.17
Corporate and Other	(.05)	(.01)	(.02)	(.01)
Basic Earnings per Share	$.81	$.80	$2.25	$2.25
Diluted Earnings per Share(2)	$.81	$.79	$2.23	$2.24

Variances in Earnings per Share:

(Unaudited)

	Quarter Ended September 30,	Nine Months Ended September 30,
2010 Basic Earnings per Share	$.80	$2.25

Variances:
Electric Margin(1)	.15	.38
Natural Gas Margin	(.02)	(.12)
Operations & Maintenance Expense	(.02)	.01
Interest Expense (Net of AFUDC)	(.05)	(.13)
Property Taxes	.00	(.03)
Depreciation	(.01)	(.04)
Dilution	(.02)	(.06)
Other	(.02)	(.01)
Variances in Earnings per Share	.01	.00

2011 Basic Earnings per Share	.81	2.25
Additional dilution re: potential common stock(2)	.00	(.02)
2011 Diluted Earnings per Share	$.81	$2.23

Consolidated Operating Statistics

	Quarter Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Electric Operations:
Sales (GWh):
Residential	2,542	2,603	(2.3)	6,609	6,883	(4.0)
Commercial	2,180	2,236	(2.5)	5,769	5,921	(2.6)
Industrial	1,586	1,567	1.2	4,536	4,413	2.8
Other	169	167	1.2	440	440	0.0
Total Retail Sales	6,477	6,573	(1.5)	17,354	17,657	(1.7)
Wholesale	619	583	6.2	1,618	1,484	9.0
Total Sales	7,096	7,156	(0.8)	18,972	19,141	(0.9)

Customers (Period-End, Thousands)				665	660	0.8

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	4,304	3,962	8.6	45,041	50,922	(11.5)
Commercial	5,694	5,352	6.4	26,947	28,412	(5.2)
Industrial	51,525	53,353	(3.4)	139,871	134,585	3.9
Total Retail Sales	61,523	62,667	(1.8)	211,859	213,919	(1.0)
Sales for Resale	1,190	1,289	(7.7)	5,807	5,561	4.4
Total Sales	62,713	63,956	(1.9)	217,666	219,480	(0.8)

Transportation Volumes	35,849	36,006	(0.4)	116,872	111,217	5.1

Customers (Period-End, Thousands)				1,237	1,222	1.2

Security Credit Ratings (as of 10/26/11):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa3	BBB	BBB+
Junior Subordinated Debt	Ba1	BBB-	BBB-
Commercial Paper	P-3	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company
Senior Secured	A3	A	A
Senior Unsecured	Baa2	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2